Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Gores Holdings II, Inc. (the “Registrant”) on Form 10-Q for the quarterly period ending September 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, in the capacity and on the date indicated below, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

This certificate is being furnished solely for the purposes of 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

Date: November 6, 2017By: ___/s/ Mark Stone_____________

Mark Stone

 Chief Executive Officer

         (Principal Executive Officer)

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